EXHIBIT 10.10
Revenue
Stamp
March 30, 2005
Loan Agreement

This Loan Agreement is made and entered into by and between EFC Co., Ltd., as the lessor and ECOSS, Inc. as the lessee. The parties hereto hereby agree as follows:

Article 1 (Loan)
The lessee loaned JPY 13,000,000 from the lessor by promising that the lessee will pay back the amount. Provided, however, that the loan date shall be March 30, 2005.

Article 2 (Repayment)
The repayment period for the loan in the preceding article shall be as stated on the attached Loan Repayment Schedule, and the lessee shall make repayment by remitting to the bank account designated by the lessor.

Article 3 (Interest)
Interest shall be three (3) percent per annum on the principal, and the applicable interest shall be paid by bank remittance to the bank account designated by the lessor on the payment date for the interest as per enclosure.

Article 4 (Delinquency Charges)
In the event the lessee has lost the benefit of term, the lessee shall pay a delinquent payment at the rate of seven (7) percent per annum from the day of the forfeiture of profit to complete settlement.

Article 5 (Forfeiture of Profits for the Term)
In the event of any one of the following, the lessee shall lose the benefit of term without requiring notification from the lessor and shall immediately pay to the lessor the principal at that time.
1.	When the lessee falls one month or more into arrears with the payment of the principal or interest thereof;
2.	In the event of application for forcible execution, executive injunction, or auction with regard to other liabilities of the lessee or declaration of bankruptcy;
3.	In the event the lessee is subject to disposition for failure to pay taxes and other public charges; and
4.	In the event a draft or check drawn, endorsed, or guaranteed by the lessee has been dishonored.

Article 6 (Agreed Jurisdiction)
The parties hereto have agreed that any disputes arising among them relating to this Agreement shall be settled in a district court in the area where the lessor resides, which shall assume exclusive jurisdiction as the installment court of first instance.

IN WITNESS WHEREOF, two (2) copies of this Agreement shall be made, and the parties hereto shall, after signing and affixing seals to the two copies, retain one copy each respectively.

Loan Repayment Schedule

ECOSS Inc.
1-14-6 Dougenzaka, Shibuya-ku, Tokyo, Japan

EFC Co., Ltd.,
1-14-6 Dougenzaka, Shibuya-ku, Tokyo, Japan

Contract Amount	Expiry Date of Contract	Date of Contract	Interest Rate	Interest Payment Method
13,000,000	February 28, 2007	March 30, 2005	3.00%	Pay Later

Times	Date	Total of Principal & Interest	Installment repayment amount	Interest Amount	Basic				New Balance
					Principal	From	To	Interest Rate
0	30-Mar-05	-	-	-				3.00%	13,000,000
1	31-May-05	717,315	650,000	67,315	13,000,000	4-Apr-05	31-May-05	3.00%	12,350,000
2	30-Jun-05	680,452	650,000	30,452	12,350,000	31-May-05	30-Jun-05	3.00%	11,700,000
3	1-Aug-05	680,772	650,000	30,772	11,700,000	30-Jun-05	1-Aug-05	3.00%	11,050,000
4	31-Aug-05	677,246	650,000	27,246	11,050,000	1-Aug-05	31-Aug-05	3.00%	10,400,000
5	30-Sep-05	675,643	650,000	25,643	10,400,000	31-Aug-05	30-Sep-05	3.00%	9,750,000
6	31-Oct-05	674,842	650,000	24,842	9,750,000	30-Sep-05	31-Oct-05	3.00%	9,100,000
7	30-Nov-05	672,438	650,000	22,438	9,100,000	31-Oct-05	30-Nov-05	3.00%	8,450,000
8	4-Jan-06	674,308	650,000	24,308	8,450,000	30-Nov-05	4-Jan-06	3.00%	7,800,000
9	31-Jan-06	667,309	650,000	17,309	7,800,000	4-Jan-06	31-Jan-06	3.00%	7,150,000
10	28-Feb-06	666,454	650,000	16,454	7,150,000	31-Jan-06	28-Feb-06	3.00%	6,500,000
11	31-Mar-06	666,561	650,000	16,561	6,500,000	28-Feb-06	31-Mar-06	3.00%	5,850,000
12	1-May-06	664,905	650,000	14,905	5,850,000	31-Mar-06	1-May-06	3.00%	5,200,000
13	30-Jun-06	675,643	650,000	25,643	5,200,000	1-May-06	30-Jun-06	3.00%	4,550,000
14	31-Jul-06	661,593	650,000	11,593	4,550,000	30-Jun-06	31-Jul-06	3.00%	3,900,000
15	31-Aug-06	659,936	650,000	9,936	3,900,000	31-Jul-06	31-Aug-06	3.00%	3,250,000
16	2-Oct-06	658,547	650,000	8,547	3,250,000	31-Aug-06	2-Oct-06	3.00%	2,600,000
17	31-Oct-06	656,197	650,000	6,197	2,600,000	2-Oct-06	31-Oct-06	3.00%	1,950,000
18	30-Nov-06	654,808	650,000	4,808	1,950,000	31-Oct-06	30-Nov-06	3.00%	1,300,000
19	4-Jan-07	653,739	650,000	3,739	1,300,000	30-Nov-06	4-Jan-07	3.00%	650,000
20	28-Feb-07	652,938	650,000	2,938	650,000	4-Jan-07	28-Feb-07	3.00%	-